Exhibit 99.1

Mallinckrodt plc Reports First Quarter 2024 Financial Results and Reaffirms Full Year Guidance

Achieves First Quarter Net Sales of $467.8 Million, Reflecting 10.2% Year-Over-Year Growth on a Reported and Constant Currency Basis

Reports Net Loss of $65.4 Million, Reflecting a 73.8% Year-Over-Year Improvement; Delivers Adjusted EBITDA of $144.9 Million, Reflecting 17.3% Year-Over-Year Growth

Initiated Rollout of INOmax® EVOLVE™ DS Delivery System in Select Hospital Systems

Anticipates Launch of Acthar® Gel (repository corticotropin injection) Single-Dose Pre-filled SelfJect™ Injector (SelfJect) in Third Quarter of 2024

DUBLIN, May 9, 2024 – Mallinckrodt plc (“Mallinckrodt” or the “Company”), a global specialty pharmaceutical company, today reported its financial results for the first quarter ended March 29, 2024.1

“Mallinckrodt had a strong start to the year, delivering year-over-year growth in both net sales and Adjusted EBITDA as we continued to advance our key business priorities,” said Siggi Olafsson, President and Chief Executive Officer. “In Specialty Brands, we achieved net sales growth, driven by increasing Acthar Gel sales as demand continued to stabilize and by meaningful progress in our ongoing launch of Terlivaz®, which is now focused on appropriate early patient identification and further adoption. We also began the rollout of our INOmax EVOLVE DS delivery system and are pleased with early feedback on its features and benefits. Additionally, we are excited about the expected launch of SelfJect later this year and look forward to bringing this innovation to patients. In the Specialty Generics segment, we reported our fifth consecutive quarter of double-digit net sales growth. This underscores our important role in meeting robust demand for high-quality medicines amidst market disruptions.”

Mr. Olafsson continued, “I am proud of our teams and the progress we have made together. We have positive momentum across the business, and I am confident in our path forward as we build on our strengths to continue driving growth and innovation for our patients.”

First Quarter 2024 Financial Results

Mallinckrodt’s net sales in the first quarter of 2024 were $467.8 million, as compared to $424.6 million in the first quarter of 2023. This reflects an increase of 10.2% on a reported and constant currency basis.

The Company’s Specialty Brands segment reported net sales of $257.3 million, as compared to $252.0 million in the first quarter of 2023. This reflects an increase of 2.1% on a reported basis and 2.0% on a constant currency basis, primarily due to continued demand stabilization for Acthar Gel and the launch of Terlivaz, partially offset by the impact of competition.

Mallinckrodt’s Specialty Generics segment reported net sales of $210.5 million, as compared to $172.6 million in the first quarter of 2023. This reflects an increase of 22.0% on a reported and constant currency basis, primarily due to growth in finished-dosage products as the broader market experienced ongoing disruptions in product quality and supply and strong performance in the Acetaminophen (APAP) business.

The Company’s net loss for the first quarter of 2024 was $65.4 million, as compared to a net loss of $249.3 million in the first quarter of 2023, an improvement of 73.8%.

Mallinckrodt’s Adjusted EBITDA in the first quarter of 2024 was $144.9 million, as compared to $123.5 million in the first quarter of 2023, an increase of 17.3%. This increase was primarily due to strength in the Specialty Generics segment,
1 As a result of emerging from Chapter 11, the three months ended March 31, 2023 reflect the Predecessor period, while the three months ended March 29, 2024 reflect the Successor period. Please see “Predecessor and Successor Periods” below for further information.

growth in Acthar Gel and the launch of Terlivaz, partially offset by the impact of competition. In addition, the Company continues to invest in the launch of Terlivaz and expects to incur incremental cash compensation costs in lieu of stock compensation, which is expected to impact Adjusted EBITDA moving forward.

Adjusted gross profit as a percentage of sales was 64.0% for the first quarter of 2024, as compared to 62.0% for the first quarter of 2023. The increase in adjusted gross profit was primarily due to the Company’s shift in overall product mix.

Mallinckrodt's cash balance at the end of the first quarter of 2024 was $253.6 million. Total principal debt outstanding at the end of the first quarter of 2024 was $1,645.7 million, with net debt of $1,392.1 million outstanding.

First Quarter 2024 Business Segment Update

Specialty Brands Segment

Acthar Gel reported net sales of $102.8 million for the first quarter of 2024, representing an increase of 25.4% versus the prior year quarter. Acthar Gel growth was driven by continued demand stabilization, as the product benefited from order variability primarily due to seasonality. The Company remains on track for its planned launch of SelfJect in the third quarter of 2024 and continues to expect the brand to decline in the low single digits in fiscal 2024 compared with fiscal 2023.

Terlivaz reported net sales of $6.0 million in the first quarter of 2024, reflecting Mallinckrodt’s successful ongoing launch of the product. The Company has now gained formulary inclusion at more than 225 hospitals and established a full team of 45 sales representatives to build on the solid progress made to-date. As the Company shifts to the next phase of launch, its focus is on driving appropriate early patient identification and expanding breadth of provider adoption to aid with patient outcomes.

INOmax® (nitric oxide) gas net sales in the first quarter of 2024 were impacted by continued competitive pressures in the U.S. The Company began the rollout of the INOmax EVOLVE DS Delivery System, intended to help meet the needs of NICU patients by providing our next-generation delivery system for INOmax with comprehensive safety features. The rollout, which has received positive feedback so far, is currently underway in select U.S. hospitals, with a wider rollout planned for later this year. Mallinckrodt is committed to delivering innovation to NICU patients and healthcare providers.

Therakos® net sales were in line with the Company’s expectations. Over the course of the last several quarters, strength in the U.S., recent geographic expansion, and a continued market need for a well-tolerated and efficacious immunomodulatory therapy have reinforced confidence in the growth potential for this therapy. Mallinckrodt continues to expect mid-single digit net sales growth for 2024.

Specialty Generics Segment

The Specialty Generics segment reported year-over-year net sales growth of 22.0% in the first quarter of 2024, representing strong performance in both the finished-dosage products business and the API business. Consistent high growth in this segment was driven by Mallinckrodt’s differentiated ability to deliver leading quality products and stable supply during a period of persistent market constraints and shortages along with successfully bringing several products to the market.

Please see “Non-GAAP Financial Measures” included in this release for a discussion of non-GAAP measures and reconciliation of GAAP and non-GAAP financial measures for the first quarter.

Please see the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 29, 2024 to be filed with the Securities and Exchange Commission for additional information.

2024 Financial Guidance Update

For the full-year 2024, Mallinckrodt reaffirmed its net sales and Adjusted EBITDA guidance:

2024 Guidance
Total Net Sales	$1.80 billion to $1.90 billion
Adjusted EBITDA	$520 million to $560 million
The Company does not provide a reconciliation of forward-looking non-GAAP guidance to the comparable GAAP measures as these items are inherently uncertain and difficult to estimate and cannot be predicted without unreasonable effort.

About Mallinckrodt

Mallinckrodt is a global business consisting of multiple wholly owned subsidiaries that develop, manufacture, market and distribute specialty pharmaceutical products and therapies. The Company's Specialty Brands reportable segment's areas of focus include autoimmune and rare diseases in specialty areas like neurology, rheumatology, hepatology, nephrology, pulmonology, ophthalmology and oncology; immunotherapy and neonatal respiratory critical care therapies; analgesics; and gastrointestinal products. Its Specialty Generics reportable segment includes specialty generic drugs and active pharmaceutical ingredients. To learn more about Mallinckrodt, visit www.mallinckrodt.com.

Mallinckrodt uses its website as a channel of distribution of important company information, such as press releases, investor presentations and other financial information. It also uses its website to expedite public access to time-critical information regarding the Company in advance of or in lieu of distributing a press release or a filing with the U.S. Securities and Exchange Commission (“SEC”) disclosing the same information. Therefore, investors should look to the Investor Relations page of the website for important and time-critical information. Visitors to the website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations page of the website.

NON-GAAP FINANCIAL MEASURES

This press release contains financial measures, including Adjusted EBITDA, adjusted gross profit, adjusted SG&A expenses, adjusted R&D expenses, net sales growth (loss) on a constant-currency basis, and net debt, which are considered "non-GAAP" financial measures under applicable SEC rules and regulations.

Adjusted EBITDA represents net income or loss prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”) and adjusted for certain items that management believes are not reflective of the operational performance of the business. Adjustments to GAAP amounts include, as applicable to each measure, interest expense, net; income taxes; depreciation; amortization; restructuring charges, net; non-restructuring impairment charges; inventory step-up expense; discontinued operations; changes in fair value of contingent consideration obligations; significant legal and environmental charges; divestitures; liabilities management and separation costs; gains on debt extinguishment, net; unrealized gain or loss on equity investment; reorganization items, net; share-based compensation; fresh-start inventory related expenses; and other items identified by the Company.

Adjusted gross profit, adjusted SG&A expenses and adjusted R&D expenses represent amounts prepared in accordance with GAAP, adjusted for certain items that management believes are not reflective of the operational performance of the business. Adjustments to GAAP amounts include, as applicable to each measure, the aforementioned items in the Adjusted EBITDA paragraph. The adjustments for these items are on a pre-tax basis for adjusted gross profit and adjusted SG&A expenses.

Segment net sales growth (loss) on a constant-currency basis measures the change in segment net sales between current- and prior-year periods using a constant currency, the exchange rate in effect during the applicable prior-year period.

Net debt of $1,392.1 million as of March 29, 2024, reflects $1,645.7 million in total debt outstanding on a GAAP basis less $253.6 million in cash and cash equivalents (unrestricted cash) on a GAAP basis.

The Company has provided these adjusted financial measures because they are used by management, along with financial measures in accordance with GAAP, to evaluate the Company's operating performance and liquidity. In addition, the Company believes that they will be used by investors to measure Mallinckrodt's operating results. Management believes that presenting these adjusted measures provides useful information about the Company's performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance.

These adjusted measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company's definition of these adjusted measures may differ from similarly titled measures used by others.

Because adjusted financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management strongly encourages investors to review the Company's unaudited condensed consolidated financial statements and publicly filed reports in their entirety. A reconciliation of certain of these historical adjusted financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

Further information regarding non-GAAP financial measures can be found on the Investor Relations page of the Company's website.

Predecessor and Successor Periods

Mallinckrodt’s financial results presented in this press release include Successor and Predecessor periods. The Successor period runs for the three months ended March 29, 2024, while the Predecessor period is for the three months ended March 31, 2023. We do not believe that reviewing the results of the Successor period in isolation would be useful in identifying trends in or reaching conclusions regarding our overall operating performance. Management believes that our key performance metrics such as net sales and segment results of operations for the three months ended March 29, 2024 (Successor) provide a meaningful comparison and are useful in identifying current business trends when compared to the three months ended March 31, 2023 (Predecessor).

Mallinckrodt’s results of operations as reported in its unaudited condensed consolidated financial statements for the Successor and Predecessor periods are in accordance with GAAP. The comparison of the Predecessor and Successor periods for the periods presented here is not in accordance with GAAP. However, the Company believes that the comparison is useful for management and investors to assess Mallinckrodt’s ongoing financial and operational performance and trends.

CAUTIONARY STATEMENTS RELATED TO FORWARD-LOOKING STATEMENTS

Statements in this press release that are not strictly historical, including statements regarding future financial condition and operating results, expected product launches, legal, economic, business, competitive and/or regulatory factors affecting Mallinckrodt’s businesses, the ongoing strategic review, and any other statements regarding events or developments Mallinckrodt believes or anticipates will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: the comparability of Mallinckrodt’s post-emergence financial results and the projections filed with the Bankruptcy Court; the lack of comparability of Mallinckrodt’s historical financial statements and information contained in its financial statements after the adoption of fresh-start accounting following emergence from the 2023 bankruptcy proceedings; changes in Mallinckrodt’s board of directors, business strategy and performance; Mallinckrodt’s evaluation of the assets across its portfolio, and its related pursuit of any divestiture opportunities; the exercise of contingent value rights by the Opioid Master Disbursement Trust II (the “Trust”); Mallinckrodt’s repurchases of debt securities; the liquidity, results of operations and businesses of Mallinckrodt and its subsidiaries; governmental investigations and inquiries, regulatory actions, and lawsuits, in each case related to Mallinckrodt or its officers; Mallinckrodt’s contractual and court-ordered compliance obligations that, if violated, could result in penalties; historical commercialization of opioids, including compliance with and restrictions under the global settlement to resolve all opioid-related claims; matters related to Acthar Gel, including the settlement with governmental parties to resolve certain disputes and compliance with and restrictions under the related corporate integrity agreement; the ability to maintain relationships with Mallinckrodt’s suppliers, customers, employees and other third parties following the emergence from the 2023 bankruptcy proceedings, as well as perceptions of the Company's increased performance and credit risks associated with its constrained liquidity position and capital structure, which reflects a recently increased risk of additional bankruptcy or insolvency proceedings; the possibility that Mallinckrodt may be unable to achieve its business and strategic goals even now that the emergence from the 2023 bankruptcy proceedings was successfully consummated; the non-dischargeability of certain claims against Mallinckrodt as part of the bankruptcy process; developing, funding and executing Mallinckrodt's business plan; scrutiny from governments, legislative bodies and enforcement agencies related to sales, marketing and pricing practices; pricing pressure on certain of Mallinckrodt’s products due to legal changes or changes in insurers’ or other payers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; the reimbursement practices of governmental health administration authorities, private health coverage insurers and other third-party payers; complex reporting and payment obligations under the Medicare and Medicaid rebate programs and other governmental purchasing and rebate programs; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; changes in or failure to comply with relevant laws and regulations; any undesirable side effects caused by Mallinckrodt’s approved and investigational products, which could limit their commercial profile or result in other negative consequences; Mallinckrodt’s and its partners’ ability to successfully develop, commercialize or launch new products or expand commercial opportunities of existing products, including Acthar Gel (repository corticotropin injection) Single-Dose Pre-filled SelfJect™ Injector and the INOmax Evolve platform; Mallinckrodt’s ability to successfully identify or discover additional products or product candidates; Mallinckrodt’s ability to navigate price fluctuations; competition; Mallinckrodt’s and its partners’ ability to protect intellectual property rights, including in relation to ongoing and future litigation; limited clinical trial data for Acthar Gel; the timing, expense and uncertainty associated with clinical studies and related regulatory processes; product liability losses and other litigation liability; material health, safety and environmental liabilities; business development activities or other strategic transactions; attraction and retention of key personnel; the effectiveness of information technology infrastructure, including risks of external attacks or failures; customer concentration; Mallinckrodt’s reliance on certain individual products that are material to its financial performance; Mallinckrodt’s ability to receive sufficient procurement and production quotas granted by the U.S. Drug Enforcement Administration; complex manufacturing processes; reliance on third-party manufacturers and supply chain providers and related market disruptions; conducting business internationally; Mallinckrodt’s ability to achieve expected benefits from prior or future restructuring activities; Mallinckrodt’s significant levels of intangible assets and related impairment testing; natural disasters or other catastrophic events; Mallinckrodt’s substantial indebtedness and settlement obligation, its ability to generate sufficient cash to reduce its indebtedness and its potential need and ability to incur further indebtedness; restrictions contained in the agreements governing Mallinckrodt’s indebtedness and settlement obligation on Mallinckrodt’s operations, future financings and use of proceeds; actions taken by third parties, including the Company's creditors, the Trust and other stakeholders; Mallinckrodt’s variable rate indebtedness; Mallinckrodt's tax treatment by the Internal Revenue Service under Section 7874 and Section 382 of the Internal Revenue Code of 1986, as amended; future changes to applicable tax laws or the impact of disputes with governmental tax authorities; the impact of Irish laws; and the impact of deregistration of Mallinckrodt’s ordinary shares.

The “Risk Factors” and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of Mallinckrodt’s Annual Report on Form 10-K for the fiscal year ended December 29, 2023 and Quarterly Report on Form 10-Q for the quarterly period ended March 29, 2024, to be filed with the SEC, and other filings with the SEC, all of which are on file with the SEC and available on Mallinckrodt's website at http://www.sec.gov and https://www.mallinckrodt.com, respectively, identify and describe in more detail the risks and uncertainties to which Mallinckrodt’s businesses are subject. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law. Given these uncertainties, one should not put undue reliance on any forward-looking statements.

CONTACTS

Investor Relations
Derek Belz
Vice President, Investor Relations
314-654-3950
derek.belz@mnk.com

Media
Michael Freitag / Aaron Palash / Aura Reinhard / Catherine Simon
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

Mallinckrodt, the “M” brand mark and the Mallinckrodt Pharmaceuticals logo are trademarks of a Mallinckrodt company. Other brands are trademarks of a Mallinckrodt company or their respective owners. © 2024.

Exhibit 99.1

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Successor		Predecessor
	Three Months Ended March 29, 2024		Three Months Ended March 31, 2023
		Percent of Net sales		Percent of Net sales
Net sales	$467.8	100.0%	$424.6	100.0%
Cost of sales	303.8	64.9	374.8	88.3
Gross profit	164.0	35.1	49.8	11.7
Selling, general and administrative expenses	136.9	29.3	118.0	27.8
Research and development expenses	27.9	6.0	28.3	6.7
Restructuring charges, net	10.2	2.2	1.2	0.3
Liabilities management and separation costs	6.7	1.4	4.9	1.2
Operating loss	(17.7)	(3.8)	(102.6)	(24.2)
Interest expense	(59.1)	(12.6)	(162.0)	(38.2)
Interest income	6.8	1.5	4.7	1.1
Other income (expense), net	3.7	0.8	(14.6)	(3.4)
Reorganization items, net	—	—	(5.6)	(1.3)
Loss from continuing operations before income taxes	(66.3)	(14.2)	(280.1)	(66.0)
Income tax benefit	(0.7)	(0.1)	(30.8)	(7.3)
Loss from continuing operations	(65.6)	(14.0)	(249.3)	(58.7)
Income from discontinued operations, net of income taxes	0.2	—	—	—
Net loss	$(65.4)	(14.0)%	$(249.3)	(58.7)%

Basic and diluted (loss) income per share:
Loss from continuing operations	$(3.33)		$(18.93)
Income from discontinued operations	0.01		—
Net loss	$(3.32)		$(18.93)
Weighted-average number of shares outstanding
Basic and diluted	19.7		13.2

MALLINCKRODT PLC
CONSOLIDATED ADJUSTED EBITDA
(unaudited, in millions)

	Successor				Predecessor
	Three Months Ended March 29, 2024				Three Months Ended March 31, 2023
	Gross profit	SG&A	R&D	Adjusted EBITDA	Gross profit	SG&A	R&D	Adjusted EBITDA
Net loss	$164.0	$136.9	$27.9	$(65.4)	$49.8	$118.0	$28.3	$(249.3)
Adjustments:
Interest expense, net	—	—	—	52.3	—	—	—	157.3
Income tax benefit	—	—	—	(0.7)	—	—	—	(30.8)
Depreciation(1)	9.4	(0.5)	(0.4)	10.3	8.9	(2.5)	(0.5)	11.9
Amortization	24.8	—	—	24.8	133.2	—	—	133.2
Restructuring and related charges, net(2)	—	2.5	—	7.7	—	—	—	1.2
Income from discontinued operations	—	—	—	(0.2)	—	—	—	—
Change in contingent consideration fair value	—	(1.4)	—	1.4	—	(0.4)	—	0.4
Change in derivative asset & liabilities fair value	—	—	—	3.8	—	—	—	—
Liabilities management and separation costs(3)	—	—	—	6.7	—	—	—	4.9
Unrealized (gain) loss on equity investment	—	—	—	(7.0)	—	—	—	15.1
Reorganization items, net(4)	—	(8.0)	—	8.0	—	—	—	5.6
Share-based compensation	—	(1.8)	(0.1)	1.9	—	(2.5)	(0.1)	2.6
Fresh-start inventory-related expense(5)	101.3	—	—	101.3	71.4	—	—	71.4
As adjusted:	$299.5	$127.7	$27.4	$144.9	$263.3	$112.6	$27.7	$123.5
(1)Includes $0.7 million of accelerated depreciation in selling, general and administrative expenses (“SG&A”) during the three months ended March 31, 2023 (Predecessor).
(2)Includes a net $2.5 million gain on termination of a lease in SG&A during the three months ended March 29, 2024 (Successor).
(3)Represents costs included in SG&A, primarily related to expenses incurred related to professional fees and costs incurred as we explore potential sales of non-core assets to enable further deleveraging post-emergence from the 2023 Bankruptcy Proceedings and the Chapter 11 cases in 2022.
(4)As of December 30, 2023, professional fees directly related to the 2023 Bankruptcy Proceedings that were previously reflected as reorganization items, net, are being classified on a go-forward basis within SG&A expenses.
(5)Represents $103.3 million of fair-value step up expense and $2.0 million of fresh-start inventory-related income during the three months ended March 29, 2024 (Successor), and $71.4 million of inventory fair-value step up expense during the three months ended March 31, 2023 (Predecessor).

MALLINCKRODT PLC
SEGMENT OPERATING INCOME
(unaudited, in millions)

	Successor	Predecessor
	Three Months Ended March 29, 2024	Three Months Ended March 31, 2023
Specialty Brands (1)	$29.9	$32.4
Specialty Generics (2)	38.2	32.8
Segment operating income	68.1	65.2
Unallocated amounts:
Corporate and unallocated expenses (3)	(31.9)	(14.0)
Depreciation and amortization	(35.1)	(145.1)
Share-based compensation	(1.9)	(2.6)
Restructuring charges, net	(10.2)	(1.2)
Liabilities management and separation costs (4)	(6.7)	(4.9)
Operating loss	$(17.7)	$(102.6)
(1)Includes $72.0 million and $61.1 million of inventory fair-value step-up expense during the three months ended March 29, 2024 (Successor) and the three months March 31, 2023 (Predecessor), respectively.
(2)Includes $31.3 million and $10.3 million of inventory fair-value step-up expense during the three months ended March 29, 2024 (Successor) and the three months March 31, 2023 (Predecessor), respectively.
(3)Includes administration expenses and certain compensation, legal, environmental and other costs not charged to the Company's reportable segments.
(4)Represents costs included in SG&A, primarily related to expenses incurred related to professional fees and costs incurred as we explore potential sales of non-core assets to enable further deleveraging post-emergence from the 2023 Bankruptcy Proceedings and the Chapter 11 cases in 2022.

MALLINCKRODT PLC
SEGMENT NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Successor	Predecessor	Non-GAAP Measure
	Three Months Ended March 29, 2024	Three Months Ended March 31, 2023	Percent change	Currency impact	Constant-currency (loss) growth
Specialty Brands	$257.3	$252.0	2.1%	0.1%	2.0%
Specialty Generics	210.5	172.6	22.0	—	22.0
Net sales	$467.8	$424.6	10.2%	—%	10.2%

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Successor	Predecessor	Non-GAAP Measure
	Three Months Ended March 29, 2024	Three Months Ended March 31, 2023	Percent change	Currency impact	Constant-currency (loss) growth
Specialty Brands
Acthar Gel	$102.8	$82.0	25.4%	—%	25.4%
INOmax	70.2	82.7	(15.1)	(0.1)	(15.0)
Therakos	58.2	58.7	(0.9)	0.4	(1.3)
Amitiza	19.4	24.5	(20.8)	—	(20.8)
Terlivaz	6.0	2.2	172.7	—	172.7
Other	0.7	1.9	(63.2)	—	(63.2)
Specialty Brands Total	257.3	252.0	2.1	0.1	2.0

Specialty Generics
Opioids	81.9	62.2	31.7	—	31.7
ADHD	31.7	22.4	41.5	—	41.5
Addiction treatment	15.4	15.6	(1.3)	—	(1.3)
Other	1.5	1.8	(16.7)	—	(16.7)
Generics	130.5	102.0	27.9	—	27.9
Controlled substances	22.9	18.5	23.8	—	23.8
APAP	51.7	46.4	11.4	—	11.4
Other	5.4	5.7	(5.3)	—	(5.3)
API	80.0	70.6	13.3	—	13.3
Specialty Generics	210.5	172.6	22.0	—	22.0
Net sales	$467.8	$424.6	10.2%	—%	10.2%

MALLINCKRODT PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions)

	Successor
	March 29, 2024	December 29, 2023
Assets
Current Assets:
Cash and cash equivalents	$253.6	$262.7
Accounts receivable, net	377.1	377.5
Inventories	896.9	982.7
Prepaid expenses and other current assets	144.2	138.9
Total current assets	1,671.8	1,761.8
Property, plant and equipment, net	326.6	321.7
Intangible assets, net	583.7	608.4
Deferred income taxes	797.1	801.0
Other assets	250.4	240.7
Total Assets	$3,629.6	$3,733.6

Liabilities and Shareholders' Equity
Current Liabilities:
Current maturities of long-term debt	$6.5	$6.5
Accounts payable	82.5	100.4
Accrued payroll and payroll-related costs	39.1	82.8
Accrued interest	47.3	20.1
Acthar Gel-Related Settlement	21.5	21.5
Accrued and other current liabilities	279.1	269.9
Total current liabilities	476.0	501.2
Long-term debt	1,747.9	1,755.9
Acthar Gel-Related Settlement	133.5	128.5
Pension and postretirement benefits	40.1	40.6
Environmental liabilities	34.8	35.1
Other income tax liabilities	20.0	19.6
Other liabilities	85.4	92.5
Total Liabilities	2,537.7	2,573.4
Shareholders' Equity:
Ordinary shares	0.2	0.2
Additional paid-in capital	1,196.5	1,194.6
Accumulated other comprehensive (loss) income	(1.2)	3.6
Retained deficit	(103.6)	(38.2)
Total Shareholders' Equity	1,091.9	1,160.2
Total Liabilities and Shareholders' Equity	$3,629.6	$3,733.6

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in millions)

	Successor	Predecessor
	Three Months Ended March 29, 2024	Three Months Ended March 31, 2023
Cash Flows From Operating Activities:
Net loss	$(65.4)	$(249.3)
Adjustments to reconcile net cash from operating activities:
Depreciation and amortization	35.1	145.1
Share-based compensation	1.9	2.6
Deferred income taxes	3.9	(33.4)
Non-cash (amortization) accretion expense	(1.1)	69.9
Other non-cash items	(0.6)	20.0
Changes in assets and liabilities:
Accounts receivable, net	(0.8)	9.6
Inventories	78.7	48.0
Accounts payable	(13.3)	(20.4)
Income taxes	(6.4)	138.9
Other	(16.2)	(31.1)
Net cash from operating activities	15.8	99.9
Cash Flows From Investing Activities:
Capital expenditures	(24.6)	(19.3)
Other	0.4	0.3
Net cash from investing activities	(24.2)	(19.0)
Cash Flows From Financing Activities:
Repayment of debt	(2.2)	(11.0)
Net cash from financing activities	(2.2)	(11.0)
Effect of currency rate changes on cash	(1.3)	0.3
Net change in cash, cash equivalents and restricted cash	(11.9)	70.2
Cash, cash equivalents and restricted cash at beginning of period	343.4	466.7
Cash, cash equivalents and restricted cash at end of period	$331.5	$536.9

Cash and cash equivalents at end of period	$253.6	$480.0
Restricted cash included in prepaid expenses and other current assets at end of period	37.1	21.5
Restricted cash included in other long-term assets at end of period	40.8	35.4
Cash, cash equivalents and restricted cash at end of period	$331.5	$536.9